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                                                                    EXHIBIT 10.5

                            THIRD AMENDMENT TO LEASE

         THIS AGREEMENT, made this 30th day of March 1995, by and between KGE Associates L.P., a Partnership, hereinafter referred to as "Landlord", and Complementary Solutions, Inc., a corporation, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

         WHEREAS, the parties hereto made and entered into a Lease Agreement dated January 28, 1992 and amended June 11, 1993 and June 22, 1994, for premises located at 4250 Perimeter Park South, Suite 200, Atlanta, Georgia, being approximately 14,215 square feet of office space.

         WHEREAS, the parties wish to amend this Lease Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said Lease shall be amended as follows:

         A.       CHANGE OF TENANT NAME

         THE NAME OF THE TENANT AS SPECIFIED IN THE LEASE AGREEMENT SHALL BE AMENDED TO REFLECT A NEW TENANT NAME KNOWN AS TELEMATE SOFTWARE.

         All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992 and amended June 11, 1993 and June 22, 1994 shall remain in full force and effect.


LANDLORD:                                           TENANT:

KGE ASSOCIATES, L.P.                                TELEMATE SOFTWARE


By:  /s/ Edna K. Speer                              By:  /s/ Robert E. Kalaf
   --------------------------------------              -------------------------
     VP - Finance of Anderson Properties
     As Agent for KGE Associates, LP

                                                    /s/ Kathy K. Cook
-----------------------------------------           ----------------------------
                (Witness)                                    (Witness)